UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2016

TRACK GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-23153	87-0543981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 South Main Street Suite 700 Salt Lake City, Utah 84111
(Address of principal executive offices)
(801) 451-6141
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 16, 2016, Track Group, Inc. (the “Company”) announced the appointment of Peter K. Poli, age 55, as the Company’s Chief Financial Officer, effective January 6, 2017. A copy of the press release announcing Mr. Poli’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Before joining the Company, Mr. Poli served as the Chief Financial Officer of Grand Banks Yachts Limited from August 18, 2014 through December 31, 2015. In addition, he served as an Executive Director of Grand Banks Yachts from March 31, 2008 through October 28, 2015. Prior to his time with Grand Banks Yachts Limited, Mr. Poli served as the Chief Financial Officer for Acumen Fund Inc., USA, I-Works Inc., and as Vice President and Chief Financial Officer of FTD.COM. Mr. Poli also spent nine years as an Investment Banker with Dean Witter Reynolds, Inc. and served as the CFO of a wholly-owned subsidiary of Morgan Stanley Dean Witter from 1997 to 1999. In addition, Mr. Poli has served as an Independent Director of Leapnet, Inc. since May 2000. Mr. Poli holds BA in Economics and Engineering from Brown University in 1983 and an MBA from Harvard Business School in 1987.

Under the terms of an Employment Agreement between Mr. Poli and the Company, dated December 12, 2016 (the “Employment Agreement”), Mr. Poli will serve as the Company's Chief Financial Officer for a period of three years for a base salary equal to $240,000 per annum, and will receive an option to purchase 100,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the date approved by the Board (the “Option”). One-half of the Option is scheduled to vest on January 1, 2018, and the remaining one-half is scheduled to vest on January 1, 2019.

There are no relationships or related party transactions between the Company or any of its executive officers or directors and Mr. Poli that would require disclosure under Item 401(d) or 404(a) of Regulation S-K, or arrangements or understandings in connection with Mr. Poli's appointment not otherwise disclosed in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

Disclaimer.

The description of the Employment Agreement is qualified, in its entirety, by reference to the full text of the Employment Agreement, a copy of which is attached here to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Track Group, Inc.

Date: December 16, 2016	By:	/s/ Guy Dubois
Guy Dubois CEO and Chairman

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, by and between Track Group, Inc. and Peter K. Poli, dated December 12, 2016
99.1	Press Release, dated December 16, 2016